                                                                    EXHIBIT 99.1










                            VALLEY NATIONAL CORPORATION

                    1999 AMENDED AND RESTATED STOCK OPTION PLAN




                       (AS ADOPTED EFFECTIVE MARCH 31, 1999)

                            VALLEY NATIONAL CORPORATION

                    1999 AMENDED AND RESTATED STOCK OPTION PLAN



                                 TABLE OF CONTENTS

                                                                           Page
ARTICLE 1. INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . .  1
ARTICLE 2. ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . .  1
     2.1 Committee Composition . . . . . . . . . . . . . . . . . . . . . .  1
     2.2 Committee Responsibilities. . . . . . . . . . . . . . . . . . . .  1
     2.3 Committee for Non-Officer Grants. . . . . . . . . . . . . . . . .  1

ARTICLE 3. SHARES AVAILABLE FOR GRANTS . . . . . . . . . . . . . . . . . .  2
     3.1 Basic Limitation. . . . . . . . . . . . . . . . . . . . . . . . .  2
     3.2 Additional Shares . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 4. ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     4.1 Nonstatutory Stock Options. . . . . . . . . . . . . . . . . . . .  2
     4.2 Incentive Stock Options . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 5. OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     5.1 Stock Option Agreement. . . . . . . . . . . . . . . . . . . . . .  2
     5.2 Designation of Number of Shares and Tax Status. . . . . . . . . .  2
     5.3 Exercise Price. . . . . . . . . . . . . . . . . . . . . . . . . .  2
     5.4 Exercisability and Term . . . . . . . . . . . . . . . . . . . . .  3
     5.5 Effect of Change in Control . . . . . . . . . . . . . . . . . . .  3
     5.6 Modification or Assumption of Options . . . . . . . . . . . . . .  3
     5.7 Buyout Provisions . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE 6. PAYMENT FOR OPTION SHARES . . . . . . . . . . . . . . . . . . .  3


                                          i

ARTICLE 7. AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS. . . . . . . . . .  3
     7.1 Outside Directors . . . . . . . . . . . . . . . . . . . . . . . .  3
     7.2 Accelerated Exercisability. . . . . . . . . . . . . . . . . . . .  4
     7.3 Exercise Price. . . . . . . . . . . . . . . . . . . . . . . . . .  4
     7.4 Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 8. PROTECTION AGAINST DILUTION . . . . . . . . . . . . . . . . . .  4
     8.1 Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     8.2 Dissolution or Liquidation. . . . . . . . . . . . . . . . . . . .  5
     8.3 Reorganizations . . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE 9. DEFERRAL OF DELIVERY OF SHARES. . . . . . . . . . . . . . . . .  5

ARTICLE 10. LIMITATION ON RIGHTS . . . . . . . . . . . . . . . . . . . . .  6
     10.1 Retention Rights . . . . . . . . . . . . . . . . . . . . . . . .  6
     10.2 Stockholders' Rights . . . . . . . . . . . . . . . . . . . . . .  6
     10.3 Regulatory Requirements. . . . . . . . . . . . . . . . . . . . .  6

ARTICLE 11. WITHHOLDING TAXES. . . . . . . . . . . . . . . . . . . . . . .  6
     11.1 General. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     11.2 Share Withholding. . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE 12. FUTURE OF THE PLAN . . . . . . . . . . . . . . . . . . . . . .  7
     12.1 Term of the Plan . . . . . . . . . . . . . . . . . . . . . . . .  7
     12.2 Amendment or Termination . . . . . . . . . . . . . . . . . . . .  7

ARTICLE 13. DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  7

ARTICLE 14. EXECUTION. . . . . . . . . . . . . . . . . . . . . . . . . . .  9


                            VALLEY NATIONAL CORPORATION

                    1999 AMENDED AND RESTATED STOCK OPTION PLAN


     ARTICLE 1.     INTRODUCTION.

           The Plan was originally adopted by the Board of Valle de Oro Bank (the "Bank") on April 20, 1994 under the name of "Valle de Oro Bank, N.A. 1994 Stock Option Plan." The Plan, as amended and restated, was adopted by the Board of Valley National Corporation (the "Company") effective as of March 31, 1999. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Outside Directors and Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Outside Directors and Key Employees with exceptional qualifications and (c) linking Outside Directors and Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute incentive stock Options or nonstatutory stock Options).

     The Plan shall be governed by, and construed in accordance with, the laws of the State of California.

     ARTICLE 2.     ADMINISTRATION.

     2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

           (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

           (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

     2.2 COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Outside Directors and Key Employees who are to receive Options under the Plan,
(b) determine the type, number, vesting requirements and other features and conditions of such Options, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

     2.3 COMMITTEE FOR NON-OFFICER GRANTS. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company, under Section 16 of the Exchange Act, may grant Options under the Plan to such Key Employees and may determine all features and conditions of such Options. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

     ARTICLE 3.     SHARES AVAILABLE FOR GRANTS.

     3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options awarded under the Plan shall not exceed (a) 500,000 plus (b) the additional Common Shares described in Section 3.2. The limitation of this
Section 3.1 shall be subject to adjustment pursuant to Article 8.

     3.2 ADDITIONAL SHARES. If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options under the Plan. If Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for the grant of NSOs under the Plan. The aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Common Shares are forfeited.

     ARTICLE 4.     ELIGIBILITY.

     4.1 NONSTATUTORY STOCK OPTIONS. Only Outside Directors and Key Employees shall be eligible for the grant of NSOs.

     4.2 INCENTIVE STOCK OPTIONS. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(6) of the Code are satisfied.

     ARTICLE 5.     OPTIONS.

     5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. If the Optionee is a Key Employee, the Committee may designate all or any part of the Option as an ISO.

     5.2 DESIGNATION OF NUMBER OF SHARES AND TAX STATUS. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 8. The Stock Option Agreement shall specify whether the Option is an ISO or a NSO.

     5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; PROVIDED, HOWEVER, THAT the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under a NSO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. Subject to the preceding sentence, the Exercise Price shall be determined by the Committee. The Exercise Price shall be payable in accordance with Article 6.

     5.4 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant, and
Section 4.2 may require a shorter term for an ISO. Subject to the preceding sentence, the Committee shall determine when all or any part of an Option is to become exercisable and when such Option is to expire. Subject to Article 7, a Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service.

     5.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company; PROVIDED, HOWEVER, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee's written consent.

     5.6 MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

     5.7 BUYOUT PROVISIONS. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

     ARTICLE 6.     PAYMENT FOR OPTION SHARES.

     The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash, personal check, cashier's check, money order or cash equivalents at the time when such Common Shares are purchased.

     ARTICLE 7.     AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS.

     7.1 OUTSIDE DIRECTORS. Any other provision of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

           (a) Outside Directors shall receive no grants other than the NSOs described in this Article 7.

           (b) Each Outside Director who is initially elected or appointed to the Board of the Company, or the Board of the Bank, or both Boards, shall receive a NSO covering 2,000 Common Shares on the first business day after his of her initial election or appointment to such Board or Boards. (The number of Common Shares included in a NSO granted under this subsection (b) shall be subject to adjustment under Article 8.) NSOs granted under this subsection (b) shall become exercisable in equal annual installments over the five-year period following the date of grant.

           (c) On the first business day following the conclusion of each regular annual meeting of the Company's stockholders in each even numbered year after the year 1999 (2000, 2002, and so on), each Outside Director who is a member of the Board of the Company, or on the Board of the Bank, or both, on such first business day shall receive a NSO covering 4,000 Common Shares (subject to adjustment under Article 8), except that such NSO shall not be granted in the calendar year in which the same Outside Director received the NSO described in subsection (b) above. NSOs granted under this subsection (c) shall become exercisable in equal annual installments over the five year period following the date of grant.

     7.2 ACCELERATED EXERCISABILITY. All NSOs granted to an Outside Director under this Article 7 shall become exercisable in full in the event of the termination of such Outside Director's service because of death, total and permanent disability or retirement at or after age 65; or a change in control with respect to the Company.

     7.3 EXERCISE PRICE. The Exercise Price under all NSOs granted to an Outside Director under this Article 7 shall be equal to 100 percent of the Fair Market Value of a Common Share on the date of grant, payable in cash or in one of the forms described in Article 6.

     7.4 TERM. All NSOs granted to an Outside Director under this Article 7 shall terminate on the earliest of (a) the 10th anniversary of the date of grant, (b) the date three months after the termination of such Outside Director's service for any reason other than death or total and permanent disability or (c) the date 12 months after the termination of such Outside Director's service because of death or total and permanent disability.

     ARTICLE 8.     PROTECTION AGAINST DILUTION.

     8.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

           (a) The number of Options available for future Options under
           Article 3;

           (b) The limitations set forth in Section 5.2;

           (c) The number of NSOs to be granted to Outside Directors under
           Article 7;

           (d) The number of Common Shares covered by each outstanding Option;
           or

           (e) The Exercise Price under each outstanding Option.

Except as provided in this Article 8, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Common Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

     8.2 DISSOLUTION OR LIQUIDATION. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

     8.3 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

           (a) The continuation of the outstanding Options by the Company, if the Company is a surviving corporation;

           (b) The assumption of the outstanding Options by the surviving corporation or its parent or subsidiary;

           (c) The substitution by the surviving corporation or its parent or subsidiary of its own Options for the outstanding Options;

           (d) Full exercisability or vesting and accelerated expiration of the outstanding Options; or

           (e) Settlement of the full value of the outstanding Options in cash or cash equivalents followed by cancellation of such Options.

     ARTICLE 9.     DEFERRAL OF DELIVERY OF SHARES.

     The Committee (in its sole discretion) may permit or require an Optionee to have Common Shares that otherwise would be delivered to such Optionee as a result of the exercise of an Option converted into amounts credited to a deferred compensation account established for such Optionee by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Optionee. A deferred compensation account established under this Article 9 may be credited with interest or other forms of investment return, as determined by the Committee. An Optionee for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Optionee and the Company. If the conversion of Options is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such conversion, including (without limitation) the settlement of deferred compensation accounts established under this Article 9.

     ARTICLE 10.    LIMITATION ON RIGHTS.

     10.1 RETENTION RIGHTS. Neither the Plan nor any Option granted under the Plan shall be deemed to give any individual a right to remain an Employee or Outside Director. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee or Outside Director at any time, with or without cause, subject to applicable laws, the Company's Certificate of Incorporation and Bylaws and a written employment agreement (if any).

     10.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Option prior to the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

     10.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Option prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

     ARTICLE 11.    WITHHOLDING TAXES.

     11.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares under the Plan until such obligations are satisfied.

     11.2 SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

     ARTICLE 12.    FUTURE OF THE PLAN.

     12.1 TERM OF THE PLAN. The Plan shall be amended and restated as set forth herein, effective March 31, 1999. The Plan shall remain in effect until it is terminated under Section 12.2, except that no ISOs shall be granted after April 19, 2004.

     12.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan, except that the provisions of Article 7 relating to the amount, price and timing of Option grants to Outside Directors shall not be amended more than once in any six-month period. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Options shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

     ARTICLE 13.    DEFINITIONS.

     13.1 "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

     13.2  "Award" means any grant of an Option under the Plan.

     13.3  "Bank" means Valle de Oro Bank, N.A.

     13.4 "Board" means the Company's Board of Directors, as constituted from time to time.

     13.5 "Board of the Bank" means the Bank's Board of Directors, as constituted from time to time.

     13.6  "Change in Control" means:

           (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

           (b) The sale, transfer or other disposition of all or substantially all of the Company's assets;

           (c) A change in the composition of the Board, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

           (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 26% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Subsection (d), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

The foregoing notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     13.7  "Code" means the Internal Revenue Code of 1986, as amended.

     13.8  "Committee" means a committee of the Board, as described in
Article 2.

     13.9  "Common Share" means one share of the common stock of the Company.

     13.10 "Company" means Valley National Corporation, a Delaware corporation.

     13.11 "Key Employee" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate, as determined by the Committee.

     13.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     13.13 "Exercise Price" means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

     13.14 "Fair Market Value" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Nasdaq system. Such determination shall be conclusive and binding on all persons.

     13.15 "ISO" means an incentive stock Option described in Section 422(b) of the Code.

     13.16 "NSO" means a stock Option not described in Sections 422 or 423 of the Code.

     13.17 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

     13.18 "Optionee" means an individual or estate who holds an Option.

     13.19 "Outside Director" means a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

     13.20 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     13.21 "Participant" means an individual or estate who holds an Option.

     13.22 "Plan" means this Valley National Corporation 1999 Stock Option Plan, as amended and restated, as amended from time to time.

     13.23 "Stock Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

     13.24 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.


ARTICLE 14.    EXECUTION.

     To effect the adoption of the Plan, the Company has caused its duly authorized officer to execute this document in the name of the Company.


                                   Valley National Corporation


                                   By: /s/ WILLIAM V. EHLEN
                                      ----------------------------------
                                       William V. Ehlen, President

                             VALLEY NATIONAL CORPORATION


                    1999 AMENDED AND RESTATED STOCK OPTION PLAN


                            NOTICE OF STOCK OPTION GRANT



You have been granted the following option to purchase Common Stock of Valley National Corporation (the "Company"):


Name of Optionee:                  ______________________________


Total Number of Shares Granted:    _______________


Type of Option:                      Incentive Stock Option

                                     Nonstatutory Stock Option


Exercise Price Per Share:          $______________

Exercise Price Per Share:          $______________


Date of Grant:                     _______________ ____, ________


Vesting Commencement Date:         _______________ ____, ________


Vesting Schedule:                  This option becomes exercisable with respect
                                   to the first 20% of the Shares subject to this option when you complete one full year's continuous service from the Vesting
                                   Commencement Date and with respect to an additional 20% of the Shares subject to this option when you complete each full year of continuous service thereafter.


Expiration Date:                   _______________ ____, ________


By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Valley National Corporation 1999 Amended and Restated Stock Option Plan (the "Plan") and the Stock Option Agreement, both of which are attached to and made a part of this document.


Optionee:                    Valley National Corporation, a Delaware Corporation


__________________________              By:__________________________


__________________________              Title:________________________
Print Name

                            VALLEY NATIONAL CORPORATION


                    1999 AMENDED AND RESTATED STOCK OPTION PLAN


                               STOCK OPTION AGREEMENT


TAX TREATMENT                 This option is intended to be an incentive stock
                              option under Section 422 of the Internal Revenue
                              Code or a nonstatutory option, as provided in the Notice of Stock Option Grant.


VESTING This option becomes exercisable in installments, as shown in the Notice of Stock Option Grant. In addition, this option becomes exercisable in full if either of the following events occurs:


                              - Your service as an employee or director of the Company or a subsidiary of the Company terminates because of death, total and permanent disability or retirement at or after age 65, or

                              -    The Company is subject to a "Change in
                                   Control" (as defined in the Plan) while you are an employee or director of the Company or a subsidiary of the Company. However, if this option is designated as an incentive stock option in the Notice of Stock Option Grant, the acceleration of exercisability will not occur without your written consent.

                              No additional shares become exercisable after your service as an employee or director of the Company or a subsidiary of the Company has terminated for any reason.

TERM This option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Notice of Stock Option Grant. (It will expire earlier if your service terminates, as described below.)


REGULAR TERMINATION           If your service as an employee or director of the
                              Company or a subsidiary of the Company terminates for any reason except death or total and permanent disability, then this option will expire at the close of business at Company headquarters on the date three months after your termination date.
                              The Company determines when your service terminates for this purpose.

DEATH If you die as an employee or director of the Company or a subsidiary of the Company, then this option will expire at the close of business at Company headquarters on the date 12 months after the date of death. During that 12-month period, your estate, heirs or properly designated beneficiaries may exercise all or part of your option.

DISABILITY                    If your service as an employee or director of the
                              Company or a subsidiary of the Company terminates because of your total and permanent disability, then this option will expire at the close of business at Company headquarters on the date 12 months after your termination date.


                              For all purposes under this Agreement, "total and permanent disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

LEAVES OF ABSENCE             For purposes of this option, your service does not
                              terminate when you go on a military leave, a sick leave or another BONA FIDE leave of absence, if the leave was approved by the Company in writing and if continued crediting of service is required by the terms of the leave or by applicable law.
                              But your service will be treated as terminating 90 days after you went on leave unless your right to return to active work is guaranteed by law or by a contract. Your service terminates in any event when the approved leave ends, unless you immediately return to active work.

                              The Company determines which leaves count for this purpose.

RESTRICTIONS ON EXERCISE      The Company will not permit you to exercise this
                              option if the issuance of shares at that time would violate any law or regulation.

NOTICE OF EXERCISE            When you wish to exercise this option, you must
                              notify the Company by filing the proper "Notice of Exercise" form at the address given on the form.
                              Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

                              If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF PAYMENT               When you submit your notice of exercise, you must
                              include payment of the option exercise price for the shares you are purchasing. Payment may be made by personal check, a cashier's check or a money order.

WITHHOLDING TAXES AND         You will not be allowed to exercise this option
                              unless you make

STOCK WITHHOLDING             arrangements acceptable to the Company to pay any
                              withholding taxes that may be due as a result of the option exercise. These arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

RESTRICTIONS ON RESALE        By signing this Agreement, you agree not to sell
                              any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.
                              This restriction will apply as long as you are an employee or director of the Company or a subsidiary of the Company.

TRANSFER OF OPTION            Prior to your death, only you may exercise this
                              option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or a written beneficiary designation. Such a designation must be filed with the Company on the proper form and will be recognized only if it is received at Company headquarters before your death.

                              Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse's interest in your option in any other way.

RETENTION RIGHTS              Your option or this Agreement do not give you the
                              right to be retained by the Company or a subsidiary of the Company in any capacity. The
                              Company and its subsidiaries reserve the right to terminate your service at any time, with or without cause.

STOCKHOLDER RIGHTS            You, or your estate or heirs, have no rights as a
                              stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

ADJUSTMENTS                   In the event of a stock split, a stock dividend or
                              a similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

APPLICABLE LAW                This Agreement will be interpreted and enforced
                              under the laws of the State of Delaware (without regard to its choice-of-law provisions).

THE PLAN AND OTHER            The text of the Plan is incorporated in this
AGREEMENTS                    Agreement by reference.

                              This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement, signed by both parties.


                   BY SIGNING THE COVER SHEET OF THIS AGREEMENT,
                    YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
                          DESCRIBED ABOVE AND IN THE PLAN.

                             VALLEY NATIONAL CORPORATION

                    1999 Amended and Restated Stock Option Plan

                         Notice Of Exercise Of Stock Option


OPTIONEE INFORMATION:
Name:  _____________________________    Social Security Number: _____-___-______

Address:   __________________________   Phone Number (Work):  __________________

           __________________________   Phone Number (Home): ___________________


OPTION INFORMATION:
Date of Grant: ________  _____, _____   Type of Option:     Nonstatutory or
                                                            Incentive
Total number of shares of Common Stock
of Valley National Corporation, Inc.    Exercise Price per Share: $___________
(the "Company") covered by option:
____________ shares


EXERCISE INFORMATION:
Number of shares of Common Stock of the Company for which option is being exercised now: ______________. (These shares are referred to below as the "Purchased Shares.")

Total Exercise Price for the Purchased Shares: $____________.

Form of payment enclosed [CHECK ALL THAT APPLY]
     Check for $___________, made payable to "VALLEY NATIONAL CORPORATION, INC." Money Order made payable to Valley National Corporation.

NAME(S) IN WHICH THE PURCHASED SHARES SHOULD BE REGISTERED [YOU MUST CHECK ONE]:
     In my name only
     In the names of my spouse and myself as community property
     My spouse's name (if applicable):
     In the names of my spouse and myself as joint tenants with theright of
     survivorship                                 ___________________________


THE CERTIFICATE FOR THE PURCHASED SHARES SHOULD BE SENT TO THE FOLLOWING
ADDRESS:

     ______________________________________________

     ______________________________________________

     ______________________________________________

ACKNOWLEDGMENTS:

1. I understand that all sales of Purchased Shares are subject to compliance with the Company's policy on securities trades.

2. In the case of a nonstatutory option, I understand that I must recognize ordinary income equal to the spread between the fair market value of the stock on the date of exercise and the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising a nonstatutory option.

3. I hereby acknowledge that I received and read a copy of the prospectus describing Valley National Corporation's 1999 Amended and Restated Stock Option Plan and the tax consequences of an exercise.


SIGNATURE:

____________________________________         ______________  ____,   ________
                                             Date

                             VALLEY NATIONAL CORPORATION


                    1999 AMENDED AND RESTATED STOCK OPTION PLAN


                              BENEFICIARY DESIGNATION


Name:________________________________________________________________________

Social Security Number: ______-____-________

If I die, any unexercised options that I hold under the Valley National Corporation 1999 Amended and Restated Stock Option Plan (the "Plan") are to be transferred to those beneficiaries designated below who survive me, subject to the provisions of the Plan. The transfer is to be made as follows [CHECK ONE BOX ONLY]:

     Entirely to the spouse to whom I am currently married. [PLEASE PROVIDE NAME AND ADDRESS BELOW.] If my spouse does not survive me, payment is to be made to [CHECK ONE BOX ONLY]:

           All of my children who survive me in equal shares.

           All of the persons named below who survive me in equal shares.

     To all of my children who survive me in equal shares. [PLEASE PROVIDE NAMES AND ADDRESSES BELOW.]

     To all of my siblings who survive me in equal shares. [PLEASE PROVIDE NAMES AND ADDRESSES BELOW.]

     Entirely to the first person named below who survives me.

     To all of the persons named below who survive me in equal shares.

     Other [PLEASE USE A SEPARATE SHEET IF NECESSARY]:

     _____________________________________________________

     _____________________________________________________

     _____________________________________________________

     _____________________________________________________

     _____________________________________________________

     _____________________________________________________

The term "children" means natural or legally adopted children but excludes stepchildren (if not adopted). The term "siblings" means brothers and sisters, whether natural or adopted, but excludes stepbrothers and stepsisters.

The names and addresses of my beneficiaries are as follows [PLEASE USE A SEPARATE SHEET IF NECESSARY]:

1.   Name: _________________________    Relationship: ________________________

     Address:  _____________________    Telephone: (____)  ___________________

               _____________________

2.   Name: _________________________    Relationship: ________________________

     Address:  _____________________    Telephone: (____)  ___________________

               _____________________

3.   Name: _________________________    Relationship: ________________________

     Address:  _____________________    Telephone: (____)  ___________________

               _____________________

4.   Name: _________________________    Relationship: ________________________

     Address:  _____________________    Telephone: (____)  ___________________

               _____________________

5.   Name: _________________________    Relationship: ________________________

     Address:  _____________________    Telephone: (____)  ___________________

               _____________________

This beneficiary designation is to take effect on the date when the person responsible for administering the Plan at Valley National Corporation receives it, and it supersedes any prior designations that I may have made under the Plan.

_____________________  _____, _______     __________________________________
Date                                      (Signature)

Please file this form with _________________________.


Received by: ___________________________________

Date of receipt: _________________  ____, __________